Exhibit 10.6
EXECUTION VERSION
FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
          THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Fifth Amendment”) made as of the 30th day of December, 2009 (the “Effective Date”), by and between PRIMO WATER CORPORATION, a Delaware corporation (together with its successors and assigns, “Primo”), PRIMO TO GO, LLC, a North Carolina limited liability company (“Primo To Go”), PRIMO PRODUCTS, LLC, a North Carolina limited liability company (“Primo Products”), and PRIMO DIRECT, LLC, a North Carolina limited liability company (“Primo Direct” and together with Primo To Go and Primo Products, the “New Borrowers”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, the “Bank”).
BACKGROUND
          Primo and the Bank entered into a Loan and Security Agreement dated as of June 23, 2005, as amended by that certain First Amendment to Loan and Security Agreement, dated as of April 26, 2006, by that certain Second Amendment to Loan and Security Agreement, dated as of April 30, 2007, by that certain Third Amendment to Loan and Security Agreement, dated as of June 24, 2008 (“Third Amendment”), and by that certain Fourth Amendment to Loan and Security Agreement dated as of January 7, 2009 (as amended, the “Loan Agreement”). Terms used herein and not herein defined shall have the meanings given to them in the Loan Agreement.
          The New Borrowers are Subsidiaries of Primo. The New Borrowers became Borrowers under the Loan Agreement, in accordance with Section 10.12 of the Loan Agreement, pursuant to the Third Amendment. Primo and the New Borrowers are referred to herein collectively as the “Borrowers”.
          The Borrowers and the Bank also entered into a Loan and Security Agreement dated as of January 7, 2009, as amended by that certain First Amendment to Loan And Security Agreement dated as of November 16, 2009 (as amended, the “Junior Wachovia Loan Agreement”).
          Primo desires to enter into arrangements with certain lenders (collectively, “Creditor”) to obtain loans from Creditor in the maximum aggregate principal amount of up to $15,500,000.00, which loans will be subordinate to the Loan and the Loan Documents, and the proceeds of which loans will be used, inter alia, to repay in full the obligations of the Borrowers under the Junior Wachovia Loan Agreement.
          The Borrowers have requested that the Loan Agreement be amended to permit the above-referenced loans from Creditor, and have requested certain additional amendments to, or waivers of, the provisions of the Loan Agreement; and the Bank is willing to accommodate such requests, subject to the terms and conditions of this Fifth Amendment.
          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Bank hereby agree as follows:
     1. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:
          (a) The definition of “Applicable Margin” in Section 1.1 of the Loan Agreement is amended and restated to read as follows:
“Applicable Margin” means as to any Revolver Loan, or portion thereof, that is: (i) a LMIR Loan, 3.50%; and (ii) a Base Rate Loan, 1.00%. The Revolver Loans, at any time, shall either be all LMIR Loans or all Base Rate Loans.”
          (b) The definition of “Prime To Go” is hereby deleted and replaced with the following definition of “Primo to Go”:
“Primo to Go” means Primo To Go, LLC, a North Carolina limited liability company.
          (c) The Loan Agreement is hereby amended:
               (i) By adding the following definitions thereto immediately following the definition of “Solvent”:
“Subordinate Creditors” means, collectively, the lenders of the Subordinate Indebtedness party to the Subordinated Debt Documents (each, individually, a “Subordinated Creditor”).
“Subordinate Indebtedness” means the Debt and other obligations of Primo to Subordinate Creditors pursuant to the Subordinated Debt Documents.
“Subordinated Debt Documents” means, collectively, those Subordinated Convertible Promissory Notes dated as of December 30, 2009, executed by Primo in favor of the Subordinated Creditors, in the aggregate principal amount of up to $15,500,000.00 (the “Subordinated Notes”), the Security Agreement dated as of December 30, 2009 by and between Primo and John H. Muehlstein as collateral agent for the Secured Creditors (“Collateral Agent”) securing the repayment of the Subordinated Notes, the Agency Agreement dated as of December 30, 2009 by and among the Collateral Agent and the Subordinate Creditors, the warrants issued to the Subordinate Creditors by Primo in connection with the

Subordinate Indebtedness, and such other documents as are executed in connection with the foregoing and necessary to the effectiveness thereof.
               (ii) By deleting in its entirety the definition of “Reversion Date”.
          (d) Section 2.11 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “2.11 Fees.
     2.11.1 Revolver Loan Facility Fee. Borrower shall pay to Bank a non-refundable, fully earned Revolver Loan facility fee in the amount of $125,000.00, one-half of which shall be payable on the Closing Date and the other one-half of which shall be payable on or before March 31, 2006.
     2.11.2 Intentionally Deleted.
     2.11.3 Letter of Credit Fees. Borrower shall pay to Bank, at such times as Bank shall require, Bank’s standard fees in connection with Letters of Credit, as in effect from time to time, and with respect to standby Letters of Credit, at the time of issuance of each standby Letter of Credit, a fee equal to the greater of (a) $500.00 or (b) 3.50% per annum on the face amount of the Letter of Credit for the period of time the standby Letter of Credit will be outstanding.
     2.11.4 Unused Line Fee. Borrower shall pay to Bank quarterly, an unused line fee equal to a rate equal to one-half of one percent (0.50%) per annum calculated upon the amount, if any, by which the lesser of: (a) the Revolver Commitment; and (b) the Borrowing Base exceeds the average daily principal balance of the outstanding Revolver Loans during the immediately preceding quarter while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each quarter in arrears.”
          (e) Section 2.16 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “2.16 Automatic Debit of Checking Account for Loan Payments. Borrower authorizes Bank to debit demand deposit account number 2000026543086, or any other account with Bank (routing number 053101626) designated in writing by Borrower, for any payments due under the Note, provided, that Bank shall provide written notice to Borrower at least one (1) business day prior to debiting any such account. Borrower further certifies that Borrower holds legitimate ownership of this account and preauthorizes this periodic debit as part of its right under said ownership.”
          (f) Sections 5.6(b) and 5.6(c) of the Loan Agreement are hereby amended and restated in their entirety to read as follows:
     “(b) Interim Statements. Within thirty (30) days after the end of each month, (i) a consolidated and consolidating balance sheet of Borrower and its Subsidiaries at the end of that period and a consolidated and consolidating income statement and statement of cash flows for that period (and for the portion of the Fiscal Year ending with such period), together with all supporting schedules, setting forth in comparative form the figures for the same period of the preceding Fiscal Year and (ii) a report reconciling (x) the Accounts and Inventory of Borrower as set forth on the Accounts Receivable Report and the Inventory Report attached to the Borrowing Base Certificate to (y) the aggregate Accounts and Inventory set forth in the financial statements delivered to Bank pursuant hereto (which shall be based upon Borrower’s general ledger and verified by a physical Inventory count conducted on a frequency acceptable to Bank). The foregoing statements and report shall be certified by the chief financial officer of Borrower as true and correct and fairly representing the financial condition of Borrower and its Subsidiaries and that such statements are prepared in accordance with GAAP, except without footnotes and subject to normal year-end audit adjustments.
     (c) Annual Statements. Within one hundred twenty (120) days after the end of each Fiscal Year, a detailed audited financial report of Borrower and its Subsidiaries containing a consolidated and consolidating balance sheet at the end of that period and a consolidated and consolidating income statement and statement of cash flows for that period, setting forth in comparative form the figures for the preceding Fiscal Year, together with all supporting schedules and footnotes, and containing an unqualified audit opinion of independent certified public accountants acceptable to Bank that the financial statements were prepared in accordance with GAAP. Borrower shall obtain such written acknowledgments from Borrower’s independent certified public accountants as Bank may require permitting Bank to rely on such annual financial statements.”
          (g) Section 5.12(e) of the Loan Agreement is hereby amended and restated to read as follows:

     “(e) except for sales of Inventory in the ordinary course of business and the grant to Subordinate Creditors of Liens securing the Subordinate Indebtedness, will not sell, assign, lease, transfer, pledge, hypothecate or otherwise dispose of or encumber any Collateral or any interest therein;”
          (h) Section 6.1(a) of the Loan Agreement is hereby amended and restated to read as follows:
“(a) The Obligations;”
          (i) Section 6.1(h) of the Loan Agreement is hereby amended and restated to read as follows:
“(h) Debt subordinated to the Obligations on terms and conditions acceptable to Bank, which shall specifically include the Subordinate Indebtedness.”
          (j) Section 6.1 of the Loan Agreement is hereby amended to add the following sentence immediately following subsection (h) thereof:
“Notwithstanding the foregoing, the principal amount of the Obligations and all other Debt senior to or pari passu with the Subordinated Notes shall not exceed $15,000,000.00 in the aggregate.”
          (k) Section 6.2(a) of the Loan Agreement is hereby amended and restated to read as follows:
“(a)   Liens securing the Obligations and Liens securing the Subordinate Indebtedness; provided, however, the Liens securing the Subordinate Indebtedness shall at all times while any Obligations are unpaid or otherwise outstanding be junior and subordinate to the Liens securing the Obligations.”
          (l) Section 6.3(d) of the Loan Agreement is hereby deleted in its entirety.
          (m) Section 6.12 of the Loan Agreement is hereby amended and restated to read as follows:
     “6.12 Subsidiaries. Shall not acquire, form or dispose of any Subsidiaries or permit any Subsidiary to issue capital stock except to its parent; provided, however, that Borrower may, without the consent of Bank, form a Subsidiary to act as an equipment leasing or finance company.”
          (n) Section 6.13 of the Loan Agreement is hereby amended and restated to read as follows:
     “6.13 Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets, Name and Good Standing. Shall not merge, reorganize, consolidate or amalgamate with any Person, liquidate, wind up its affairs or dissolve itself, acquire by purchase, lease or otherwise any of the assets of any Person, or sell, transfer, lease or otherwise dispose of any of its property or assets, except for the sale of Inventory in the ordinary course of business, the disposition of obsolete or worn out equipment in the ordinary course of business, the disposition of equipment if the proceeds of such disposition are credited or applied to the purchase price of replacement equipment, and the voluntary termination of Swap Agreements to which Borrower or such Subsidiary is a party, or sell or dispose of any equity ownership interests in any Subsidiary, in each case whether in a single transaction or in a series of related transactions; or change its name or jurisdiction of organization or conduct business under any new fictitious name; change its Federal Employer Identification Number; or fail to remain in good standing and qualified to transact business as a foreign entity in any state or other jurisdiction in which it is required to be qualified to transact business as a foreign entity and in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.”
          (o) Section 9.1 of the Loan Agreement is hereby amended by adding the following at the end thereof:
     “Notwithstanding any contrary provision herein or in any other agreement among Borrowers and Bank, the Bank’s interest in and Lien on any of the Collateral securing the Obligations shall in all respects and at all times be deemed senior and prior to any interest in the Collateral which secures the Subordinate Indebtedness.”
     2. Waivers. The Bank hereby waives, for the benefit of Borrowers, as Events of Default under the Loan Agreement the failure by Borrowers to comply, as of the Fiscal Quarter ended September 30, 2009, with the Minimum EBITDA and Net Worth covenants set forth in Sections 7.1 and 7.4, respectively, of the Loan Agreement.

     3. Conditions Precedent. In addition to any other requirement set forth herein, the effectiveness of this Fifth Amendment shall be expressly conditioned upon the satisfaction on or before the Effective Date of the following conditions precedent:
          (a) Execution and delivery by the Borrowers of an original counterpart of this Fifth Amendment;
          (b) Receipt by the Bank of a Subordination Agreement in the form of Exhibit A attached hereto signed by Borrowers, the Subordinate Creditors and the Collateral Agent;
          (c) Payment by Borrowers of all fees and out-of-pocket charges and other expenses of Bank, including fees and charges of Bank’s attorneys, incurred in connection with this Fifth Amendment and the administration of the Loan Documents; and
          (d) Payment in full by Borrowers to Bank of all amounts outstanding under the Junior Wachovia Loan Agreement.
     4. Further Assurances. The Borrowers will execute such confirmatory instruments with respect to the Loan Agreement and this Fifth Amendment as the Bank may reasonably request.
     5. Modification. The Borrowers and the Bank agree that this Fifth Amendment shall not be construed as an agreement to extinguish the Borrowers’ obligations under the Loan Agreement and shall not constitute a novation as to the obligations of the Borrowers under the Loan Agreement. The Bank hereby expressly reserves all rights and remedies it may have against all parties who may be or may hereafter become secondarily liable for the repayment of the obligations under the Loan Agreement.
     6. Amendments. This Fifth Amendment may not be amended, changed, modified, altered, or terminated without in each instance the prior written consent of the Bank. This Fifth Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.
     7. Counterparts. This Fifth Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement.
[signature pages follow]

          IN WITNESS WHEREOF, this Fifth Amendment has been executed as of the date first above written.

BORROWERS: PRIMO WATER CORPORATION (SEAL)
By	/s/ Mark Castaneda
	Name:	Mark Castaneda
Its: CFO

PRIMO TO GO, LLC (SEAL)
By:	PRIMO WATER CORPORATION, Its Manager

By	/s/ Billy D. Prim
	Name:	Billy D. Prim
Its: President

PRIMO PRODUCTS, LLC (SEAL)
By:	PRIMO WATER CORPORATION, Its Manager

By	/s/ Billy D. Prim
	Name:	Billy D. Prim
Its: President

PRIMO DIRECT, LLC (SEAL)
By	/s/ Billy D. Prim
	Name:	Billy D. Prim
Its: Manager

BANK: WACHOVIA BANK, NATIONAL ASSOCIATION (SEAL)
By	/s/ Michael L. Rogers
Michael L. Rogers, Senior Vice President